Exhibit 4.1

RENEWABLE ENERGY GROUP, INC., as Issuer

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

Indenture

Dated as of June 2, 2016

i

Section 911.	Special Interest	52

Article Ten

CONVERSION OF SECURITIES

Section 1001.	Conversion Privilege	53
Section 1002.	Conversion Procedure; Settlement Upon Conversion	56
Section 1003.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	60
Section 1004.	Adjustments to the Conversion Rate	62
Section 1005.	Adjustments of Prices	71
Section 1006.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	72
Section 1007.	Certain Covenants	74
Section 1008.	Responsibility of Trustee	74
Section 1009.	Stockholder Rights Plans	75

Article Eleven

REPURCHASE OF SECURITIES AT OPTION OF HOLDERS AND REDEMPTION

Section 1101.	Repurchase at Option of Holders Upon a Fundamental Change	75
Section 1102.	Right of the Company to Redeem the Notes	80
Section 1103.	Right of Holders to Require the Company to Repurchase Notes on the Optional Repurchase Dates	82

Article Twelve

CONCERNING THE HOLDERS

Section 1201.	Action by Holders	87
Section 1202.	Proof of Execution by Holders	87
Section 1203.	Provisions Binding on Company’s Successors	87
Section 1204.	Legal Holidays	87
Section 1205.	Rules by Trustee and Agents	87
Section 1206.	Indenture and Notes Solely Corporate Obligations	87
Section 1207.	USA PATRIOT Act	88
Section 1208.	Who Are Deemed Absolute Owners	88
Section 1209.	Company-Owned Notes Disregarded	88

Section 1210.	Revocation of Consents; Future Holders Bound	89

Article Thirteen

MISCELLANEOUS PROVISIONS

Section 1301.	Tax Withholding	89
Section 1302.	Compliance Certificates and Opinions	89
Section 1303.	Form of Documents Delivered to Trustee	90
Section 1304.	Official Acts by Successor Corporation	90
Section 1305.	Addresses for Notices, Etc	90
Section 1306.	No Note Interest Created	91
Section 1307.	Benefits of Indenture	91
Section 1308.	Table of Contents, Headings, Etc.	91
Section 1309.	Execution in Counterparts	91
Section 1310.	Severability	91
Section 1311.	Governing Law; Submission to Jurisdiction	92
Section 1312.	Waiver of Jury Trial	92
Section 1313.	Force Majeure	92

Exhibits

Exhibit A	Form of Note	A-1

Exhibit B	Form of Restricted Stock Legend	B-1

v

INDENTURE, dated as of June 2, 2016, between Renewable Energy Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”), having its principal office at 416 South Bell Avenue, Ames, Iowa, 50010, and Wilmington Trust, National Association, a national banking association (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company desires to provide for the issuance of a series of its securities designated as its 4.00% Convertible Senior Notes due 2036 (the “Notes”), initially in an aggregate principal amount of $152,000,000, and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered in this Indenture.

The Company has duly authorized the execution of this Indenture to provide the terms and conditions upon which the Notes are to be issued, authenticated and delivered.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Additional Interest” means all amounts, if any, payable pursuant to Section 414.

“Additional Shares” shall have the meaning specified in Section 1003(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Share Cap” means 8,757,923 shares of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Authenticating Agent” means an authenticating agent with respect to the Notes appointed by the Trustee pursuant to Section 513.

“Authorized Denomination” means a principal amount that is $1,000 or any integral multiple of $1,000 in excess thereof.

“Authorized Officer” means the Chief Executive Officer, the President, any Vice-President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Averaging Period” shall have the meaning specified in Section 1004(e).

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 1001(b)(ii). The Trustee shall initially act as the Bid Solicitation Agent. By notice to the Holders and the Trustee, the Company may appoint one or more replacement Bid Solicitation Agents.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Capped Combination Settlement” means Combination Settlement where the Specified Dollar Amount is equal to the Capped Combination Settlement Cash Amount.

“Capped Combination Settlement Cash Amount” means, on any Trading Day during the relevant Observation Period, the greater of (x) $1,000 and (y) an amount equal to:

40×(DCV – DC×VWAP)

where,

DCV    =    the Daily Conversion Value on such Trading Day;

DC    =    the Daily Share Cap on such Trading Day; and

VWAP    =    the Daily VWAP on such Trading Day.

“Cash Settlement” shall have the meaning specified in Section 1002(a).

“Close of Business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 1002(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $.0001 per share.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article Seven, shall include its successors and assigns.

“Company Order” or “Company Request” means a written order of the Company, signed by the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 902(b).

“Conversion Date” means, with respect to a Notes to be converted pursuant to Article Ten, the date that the Holder of such Notes has complied with the requirements set forth in Section 1002(c).

“Conversion Obligation” means the Company’s obligation, as provided in, and subject to, Article Ten, to deliver the Conversion Settlement Consideration with respect to any Note to be converted.

“Conversion Price” means, as of any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time.

“Conversion Rate” means, initially, 92.8074 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate shall be subject to adjustment as provided in Article Ten.

“Conversion Settlement Consideration” has the meaning specified in Section 1002(b).

“Conversion Settlement Date” means, with respect to a Note to be converted, the date on which the Company is required, pursuant to Section 1002, to deliver the Conversion Settlement Consideration due in respect of such conversion.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Renewable Energy Group, Inc. Administrator.

The term “corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the forty (40) consecutive Trading Days during the applicable Observation Period, one-fortieth (1/40th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the applicable Specified Dollar Amount, divided by forty (40).

“Daily Settlement Amount,” for each of the forty (40) consecutive Trading Days during the applicable Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Share Cap” means an amount, rounded down to the nearest 1/10,000th of a share, equal to:

AC
40×	N
$1,000

where,

AC    =    the Aggregate Share Cap; and

N    =    the Notional Aggregate Principal Amount.

“Daily VWAP” means, for each of the forty (40) consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “REGI.Q <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Settlement Method” has the following meaning with respect to any conversion:

(a) if the Conversion Date for such conversion is before the date the Company has obtained the Requisite NASDAQ Stockholder Approval, Capped Combination Settlement; and

(b) in all other cases, Combination Settlement with a Specified Dollar Amount of one thousand dollars ($1,000);

provided, however, that, if the Company has obtained the requisite NASDAQ Stockholder Approval, then the Company may, by notice to the Holders, the Trustee and (if not the Trustee) the Conversion Agent, change the Default Settlement Method to any Settlement Method that the Company is then permitted to elect for all future Note conversions.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, Optional Repurchase Price, Redemption Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person acting as the depositary with respect to such Global Note, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor. The initial Depositary with respect to the Notes initially issued under this Indenture is DTC.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America that is legal tender for the payment of public and private debts at the time of payment.

“DTC” means The Depository Trust Company.

“Effective Date,” (i) for purposes of Section 1003, shall have the meaning specified in Section 1003(c); and (ii) for purposes of adjustments to the Conversion Rate pursuant to Section 1004(a) with respect to a stock split or stock dividend, means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant stock split or stock combination, as applicable.

“Event of Default” shall have the meaning specified in Section 401.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 1004(e).

“Expiration Time” shall have the meaning specified in Section 1004(e).

“Free Trade Date” means, with respect to any Note, the date that is one year after the Last Original Issue Date of such Note.

“Freely Tradable” means, with respect to any Note, that such Note (a) would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise if held by a person that is not an Affiliate, and that has not been an Affiliate during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act; (ii) is not identified by a “restricted” CUSIP or ISIN number at any time after the Free Trade Date of such Note; and (iii) is not represented by any certificate that bears a Restricted Note Legend at any time after the Free Trade Date of such Note.

“Fundamental Change” means the occurrence at any time after the Notes are originally issued of any of the following:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of the Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (ii) any statutory share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, a transaction described in clause (ii) above in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving entity or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other Reference Property) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least ninety (90%) of the consideration received or to be received by the common stockholders of the Company (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock (or Common Equity interests or depositary receipts, or similar certificates, representing Common Equity interests) that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Notes become convertible (assuming Physical Settlement) into such consideration, excluding cash payments for fractional shares (subject to Section 1002); provided, further, that any transaction or event that constitutes a Fundamental Change under both clause (a) and clause (b) above will be deemed to constitute a Fundamental Change solely under clause (b) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 1101(a)(iv).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 1101(a)(i).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 1101(a)(ii)(1).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 1101(a)(i).

“Fundamental Change Repurchase Right” shall have the meaning specified in Section 1101(a)(i).

“Global Note Legend” means a legend substantially identified as such in Exhibit A.

“Global Notes” means Notes in registered form registered in the name of the Depositary thereof or its nominee.

“Holder” means any Person in whose name one or more Notes is registered on the Register.

“Indenture” has the meaning specified in the first paragraph of this Indenture.

“Interest Payment Date”, means each June 15 and December 15 of each year, beginning on December 15, 2016.

“Last Original Issue Date” means (a) with respect to any Notes issued pursuant to the Purchase Agreement, dated as of May 26, 2016, between the Company and, as representative of the several initial purchasers named therein, Piper Jaffray & Co., and any Notes issued in exchange therefor or in substitution thereof, June 2, 2016; and (b) with respect to any Notes issued pursuant to Section 215, and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the date such Notes are originally issued and (ii) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes.

“Last Reported Sale Price” means, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three (3) nationally recognized independent investment banking firms selected by the Company for this purpose. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session; or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means June 15, 2036.

“Measurement Period” shall have the meaning specified in Section 1001(b)(ii).

“Non-Affiliate Legend” means a legend substantially in the form identified as such in Exhibit A.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Notice of Conversion” shall have the meaning specified in Section 1002(c).

“Notional Aggregate Principal Amount” means one hundred and fifty two million dollars ($152,000,000).

“Observation Period” means, with respect to any Note surrendered for conversion, (a) subject to clause (b) below, if the relevant Conversion Date occurs prior to the forty fifth (45th) Scheduled Trading Day immediately preceding the Maturity Date, the forty (40) consecutive Trading Day period beginning on, and including, the second (2nd) Trading Day immediately succeeding such Conversion Date; (b) if the relevant Conversion Date occurs on or after a Redemption Notice Date and before the related Redemption Date, the forty (40) consecutive Trading Day period beginning on, and including, the forty second (42nd) Scheduled Trading Day immediately preceding such Redemption Date; and (c) subject to clause (b) above, if the relevant Conversion Date occurs on or after the forty fifth (45th) Scheduled Trading Day immediately preceding the Maturity Date, the forty (40) consecutive Trading Days beginning on, and including, the forty second (42nd) Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated May 26, 2016, as supplemented by the Pricing Term Sheet dated May 26, 2016, relating to the offering and sale of the Notes.

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Open of Business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, and who shall be reasonably acceptable to the Trustee.

“Optional Repurchase” means the repurchase of any Note by the Company pursuant to Section 1103.

“Optional Repurchase Date” shall have the meaning specified in Section 1103(a).

“Optional Repurchase Date Notice” shall have the meaning specified in Section 1103(e).

“Optional Repurchase Notice” means a notice (including a notice substantially in the form of the “Optional Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 1103(f)(i) and Section 1103(f)(ii)

“Optional Repurchase Price” means, with respect to a Note (or any portion thereof) to be repurchased upon an Optional Repurchase, an amount in cash equal to the principal amount of such Note (or such portion thereof).

“Optional Repurchase Right” shall have the meaning specified in Section 1103(a).

The term “outstanding,” when used with reference to Notes, shall, subject to Section 1209, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 211 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 211 unless proof satisfactory to the Trustee is presented that any such Notes are held by any protected purchasers;

(d) Notes converted pursuant to Article Ten and required to be cancelled pursuant to Section 214; and

(e) Notes repurchased pursuant to the penultimate sentence of Section 215.

“Paying Agent” shall have the meaning specified in Section 902(b).

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means certificated Notes (other than Global Notes) in registered form.

“Physical Settlement” shall have the meaning specified in Section 1002(a).

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of and interest, if any, on the Notes are payable. The office of the Trustee on the date of this Indenture is hereby appointed as the initial Place of Payment of the Notes.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 211 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption” means the repurchase of any Note by the Company pursuant to Section 1102.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice” shall have the meaning specified in Section 1102(f).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 1102(f).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 1102(e).

“Reference Property” shall have the meaning specified in Section 1006(a).

“Reference Property Unit” shall have the meaning specified in Section 1006(a).

“Registrar” or “Register” shall have the meaning specified in Section 902(a).

“Regular Record Date” with respect to any Interest Payment Date, means the June 1 or December 1 immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Reporting Obligations” has the meaning specified in Section 414.

“Requisite NASDAQ Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock upon conversion of the Notes in excess of the limitations imposed by such rule.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means a legend substantially in the form identified as such in Exhibit A.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially in the form set forth in Exhibit B or any similar legend to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Method” means Physical Settlement, Cash Settlement or Combination Settlement.

“Share Exchange Event” shall have the meaning specified in Section 1006(a).

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Special Interest” means all amounts, if any, payable pursuant to Section 911.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion (excluding cash in lieu of any fractional share of Common Stock) as specified in the notice specifying the Company’s chosen Settlement Method or as otherwise deemed to have been specified by the Company.

“Spin-Off” shall have the meaning specified in Section 1004(c).

“Stock Price” shall have the meaning specified in Section 1003(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 701(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded, and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided, however, that if the Common Stock (or such other security) is not so listed or admitted for trading, “Trading Day” means a Business Day. Notwithstanding the foregoing, for the purposes of determining amounts due upon conversion of any Note pursuant to Section 1002 (including, for the avoidance of doubt, for purposes of the definition of Observation Period) only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided, however, that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for five million dollars ($5,000,000) principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Transfer-Restricted Note” means any Note that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Note will cease to be a Transfer-Restricted Note upon the earliest to occur of the following events:

(a) such Note is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b) such Note is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Note ceases to constitute a “restricted security” (as defined in Rule 144); and

(c) such Note is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Note is a Transfer-Restricted Note and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Trustee” shall mean or include each Person who is then a Trustee under this Indenture.

“Valuation Period” shall have the meaning specified in Section 1004(c).

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102. Rules of Construction.

(a) Unless the context otherwise requires:

(i) the term “or” is not exclusive;

(ii) “including” means “including without limitation”; and

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) references to currency shall mean U.S. dollars; and

(v) the words “herein,” “hereof,” “hereunder,” and words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture.

(b) Unless otherwise noted, references to “Articles” or “Sections” in this Indenture are to the Articles and Sections of this Indenture. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest and Special Interest if, in such context, Additional Interest or Special Interest is, was or would be payable pursuant to Section 414 or Section 911. Unless the context otherwise requires, any express mention of Additional Interest or Special Interest in any provision hereof shall not be construed as excluding Additional Interest or Special Interest in those provisions hereof where such express mention is not made.

ARTICLE TWO

THE NOTES

SECTION 201. Designation. The Notes shall be designated as the “4.00% Convertible Senior Notes due 2036.”

SECTION 202. Amount Unlimited; Initial Issuance. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to one hundred and fifty two million dollars ($152,000,000), subject to Section 215 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder. On the date hereof, there shall initially be issued one or more Global Notes having an aggregate principal amount of one hundred and fifty two million dollars ($152,000,000). Subject to the other provisions of this Indenture, the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

SECTION 203. Denominations. The Notes shall be issuable in registered form without coupons in any principal amount that is an Authorized Denomination.

SECTION 204. Forms Generally. (a) The Notes will be issued in registered form without coupons, substantially in the form set forth in Exhibit A and will bear the legends, if any, required by Section 207, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or applicable law and may have such letters, numbers or other marks of identification and such other endorsements placed thereon as may be required to comply with law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or Depositary, or to conform with general usage. The definitive Notes shall be produced in such manner or combination of manners, all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 205. Execution, Authentication, Delivery and Dating. (a) The Notes shall be signed on behalf of the Company by an Authorized Officer and attested by its Secretary or any Assistant Secretary. The signature of any of these Authorized Officers on the Notes may be manual or facsimile. Each Note shall be dated the date of its authentication. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

(b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

(d) In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 501) shall be fully protected in relying upon, an Opinion of Counsel stating:

(i) that the form of such Notes has been established in conformity with the provisions of this Indenture;

(ii) that the terms of such Notes have been established in conformity with the provisions of this Indenture; and

(iii) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity

(iv) that all conditions precedent to authentication have been satisfied.

(e) If such form or terms have been so established, the Trustee shall not be required to authenticate such Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

(f) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 206 executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 206. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication to be borne by the Notes shall be substantially in the form set forth in the form of Note attached as Exhibit A hereto.

SECTION 207. Legends.

(a) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(b) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(c) Restricted Note Legend. Subject to Section 208,

(i) each Note that is a Transfer-Restricted Note will bear the Restricted Note Legend; and

(ii) if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 207(c)(ii)), including pursuant to Section 211, such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Note immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(d) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted or by the applicable Depositary.

(e) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 207 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(f) Restricted Stock Legend.

(i) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Note at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii) Notwithstanding anything to the contrary in this Section 207(f), a

Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an un-certificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

SECTION 208. Removal of Transfer Restrictions. Without limiting the generality of any other provision of this Indenture (including Section 911), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 208 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect. If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 208 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 911 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

SECTION 209. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company by Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any Authorized Denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 902 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

SECTION 210. Transfers and Exchanges; Certain Transfer Restrictions.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to this Section 210, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(ii) Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 210(a)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii) The Company, the Trustee, the Registrar, the Conversion Agent, the Paying Agent and the Authentication Agent will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges not involving any transfer.

(iv) Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

(vi) Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 207.

(vii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable.

(viii) For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 210, an “exchange” of a Global Note or a Physical Note includes an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note.

(b) Transfers and Exchanges of Global Notes.

(i) Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (1) by the Depositary to a nominee of the Depositary; (2) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (3) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; or

(2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes.

(ii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Notes” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee to cancel such Global Note in accordance with this Indenture);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Notes” forming part of such other Global Note;

(3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 205, a new Global Note bearing each legend, if any, required by Section 207; and

(4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 205, one or more Physical Notes that are in Authorized Denominations (not to exceed, in the aggregate, the principal amount of such Global Note to be so exchanged), are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures) and bear each legend, if any, required by Section 207.

(iii) Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Applicable Procedures.

(c) Transfers and Exchanges of Physical Notes.

(i) Subject to this Section 210(c), a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Applicable Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 210(d).

(ii) Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 210(c)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1) such old Physical Note will be promptly cancelled in accordance with this Indenture;

(2) if such old Physical Note is to be transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 205, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 207;

(3) in the case of a transfer:

(A) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Notes” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 207; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no

Global Notes bearing each legend, if any, required by Section 207 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 205, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 207; and

(B) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 205, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 207; and

(4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 205, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 207.

(d) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person,;

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence (which may include the transferor and transferee acknowledgements attached to the form of Note attached as Exhibit A hereto) as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(e) Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice or Optional Repurchase Notice validly delivered, and not withdrawn, in accordance with this Indenture, except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price or Optional Repurchase Price, as applicable, when due; or (3) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

SECTION 211. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request by Company Order, the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Registrar, the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate upon receipt of a Company Order any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for repurchase or Redemption, or is about to be converted in accordance with Article Ten shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 211 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion, Redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding (to the extent prohibited by the same) any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

SECTION 212. Payments and Calculation of Interest and Defaulted Amounts. (a) Each Note shall bear interest from the date specified on the face of the form of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Register at the Close of Business (whether or not such day is a Business Day) on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes which shall initially be the Corporate Trust Office, or any other office or agency located in the United States of America so designated by the Company. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of five million dollars ($5,000,000) or less, by check mailed to the Holders of these Notes at their address as it appears in the Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than five million dollars ($5,000,000), either by check mailed to such Holders or, upon written application by such a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee in accordance with Applicable Procedures.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor

Notes) are registered in the Register at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Register, not less than ten (10) calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 212(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 213. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 212) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 214. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, Redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including the Company or the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled in accordance with its customary procedures, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall retain cancelled Notes in accordance with its customary procedures and shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order. If the Company or any of its Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. Any Notes surrendered for cancellation shall not be reissued or resold and shall be promptly cancelled by the Trustee in accordance with its customary procedures.

SECTION 215. Additional Notes; Repurchases. The Company may, without the consent of the Holders, reopen the original issuance under this Indenture and issue additional Notes hereunder with the same terms and the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided, however, that if any such additional Notes are not fungible with any other Notes then outstanding for U.S. federal income tax purposes, then such additional Notes will have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 1302 of this Indenture and that the form and terms of such Notes has been established in conformity with the provisions of this Indenture and that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to the Holders. Any Notes repurchased by the Company (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) shall be surrendered to the Trustee for cancellation in accordance with Section 214, shall not be reissued or resold by the Company and shall no longer be considered outstanding upon their repurchase.

ARTICLE THREE

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 301. Satisfaction and Discharge. The Company’s obligations under the Notes, and its obligations under this Indenture with respect to the Notes, shall, upon request of the Company contained in an Officer’s Certificate, cease to be of further effect, and the Trustee, at the expense and written request of the Company, and all outstanding amounts owed to the Trustee and other obligations of the Company having been paid, shall execute proper instruments acknowledging satisfaction and discharge of such obligations, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 211) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, Optional Repurchase Date or Redemption Date, upon conversion or otherwise, cash (or, with respect to Notes to be converted, the consideration due upon such conversion), as applicable, sufficient to pay or convert all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of such obligations have been complied with. Notwithstanding the satisfaction and discharge of such obligations, the obligations of the Company to the Trustee under Section 507 shall survive.

SECTION 302. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or other consideration in satisfaction of all outstanding Notes as contemplated by Section 301 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 301 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or the Paying Agent, as applicable, is permitted to so apply the same; provided, however, that if the Company makes any payment of principal of or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

ARTICLE FOUR

DEFAULTS AND REMEDIES

SECTION 401. Events of Default. An “Event of Default” is deemed to occur with respect to the Notes if and only if:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) calendar days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any Fundamental Change Repurchase Date, Optional Repurchase Date or Redemption Date, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of five (5) calendar days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 1101(a)(iv), an Optional Repurchase Notice in accordance with Section 1103(e) or notice in accordance with Section 1001(b)(iii), when due;

(e) failure by the Company to comply with its obligations under Article Seven;

(f) failure by the Company for sixty (60) calendar days after written notice from the Trustee to the Company, or to the Company and the Trustee by the Holders of at least twenty five percent (25%) in principal amount of the Notes then outstanding, has been received to comply with any of the Company’s other agreements contained in the Notes or this Indenture;

(g) default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed (other than non-recourse debt of a Subsidiary of the Company) in excess of twenty million dollars ($20,000,000) (or its foreign currency equivalent) in the aggregate, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within thirty (30) calendar days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) in principal amount of the Notes then outstanding;

(h) (i) the Company or any of its Significant Subsidiaries (x) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property; (y) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (z) shall make a general assignment for the benefit of creditors, or (ii) the Company or any of its Significant Subsidiaries shall admit in writing of the inability of the Company or any of its Significant Subsidiaries to pay its debts generally as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days.

SECTION 402. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 401(h) or Section 401(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding (determined, for the avoidance of doubt, in accordance with Section 1209), by written notice to the Company (and to the Trustee if given by Holders), may, and the Trustee, at the written request of such Holders, shall, declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything to the contrary in the Notes or this Indenture. If an Event of Default specified in Section 401(h) or Section 401(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture with respect to the Notes, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 411, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to the Notes; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon, provided further that all amounts due to the Trustee under Section 507 have been paid. Notwithstanding anything to the contrary in this Indenture or the Notes, no such rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase or redeem Notes when required, whether on a Fundamental Change Repurchase Date, Optional Repurchase Date, Redemption Date or otherwise (iii) a failure to pay or deliver, as the case may be, the Conversion Settlement Consideration due upon conversion of the Notes or (iv) any other provision that requires the consent of each affected Holder to amend.

SECTION 403. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 401 shall have occurred, the Company shall pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount of principal and interest, if any, then due and payable on the Notes, with interest thereon as provided in Section 212, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 411 or any rescission and annulment pursuant to Section 402 or for any other reason or shall have been determined adversely to the Trustee, then, and in every such case, the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

SECTION 404. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

SECTION 405. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the amounts due to the Trustee under Section 507, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 406. Priorities. Any monies collected by the Trustee pursuant to this Article Five with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies:

FIRST, to the payment of all amounts due the Trustee and its agents and attorneys under this Indenture;

SECOND, to the Holders, for any amounts due and unpaid on the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, and any cash Conversion Settlement Consideration due upon the conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD, the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

SECTION 407. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price) or interest when due, or the right to receive payment or delivery of the Conversion Settlement Consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy under this Indenture, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to pursue such remedy hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee, for sixty (60) calendar days after its receipt of the request and offer of security or indemnity, shall not complied with such request; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such sixty (60) day period pursuant to Section 411, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder, and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal, ratable and common benefit of all Holders (except as otherwise provided in this Indenture). For the protection and enforcement of this Section 407, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding anything to the contrary in this Indenture or the Notes, the right of any Holder of any Note to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the Conversion Settlement Consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

SECTION 408. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 409. Remedies Cumulative and Continuing. All powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 407, every power and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 410. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 411. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding (determined, for the avoidance of doubt, in accordance with Section 1209) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture, and the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding (determined, for the avoidance of doubt, in accordance with Section 1209) may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price) of, the Notes when due, whether on a Fundamental Change Repurchase Date, Optional Repurchase Date, Redemption Date or otherwise that has not been cured pursuant to the provisions of Section 402, (ii) a failure by the Company to pay or deliver, as the case may be, the Conversion Settlement Consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision of this Indenture that, under Article Eight, cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights under this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 411, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 412. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this

Section 412 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article Ten.

SECTION 413. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 414. Additional Interest in Lieu of Reporting Default. Notwithstanding anything to the contrary in this Indenture or the Notes, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 601(a) (the “Reporting Obligations”) shall, for the first three hundred and sixty five (365) calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) one quarter of one percent (0.25%) per annum of the principal amount of the Notes outstanding for each day during the first one hundred and eighty (180) calendar days after the occurrence of such Event of Default and (ii) one half of one percent (0.50%) per annum of the principal amount of the Notes outstanding from, and including, the one hundred and eighty first (181st) calendar day through, and including, the three hundred and sixty fifth (365th) calendar day following the occurrence of such Event of Default, during which such Event of Default is continuing. Such Additional Interest, if any, shall accrue from, and including, the date on which such an Event of Default first occurs. If the Company duly so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the three hundred and sixty sixth (366th) calendar day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such three hundred and sixty sixth (366th) calendar day), the Notes will be subject to acceleration as provided in Section 402. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 414 or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 402.

For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the stated interest that accrues on such Note and, except as provided in the next sentence, in addition to any Special Interest that accrues on such Note pursuant to Section 911. In no event will Additional Interest, together with any Special Interest, accrue at a combined rate that exceeds one half of one percent (0.50%) per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest or Special Interest.

In order to elect to pay Additional Interest as the sole remedy during the first three hundred and sixty five (365) calendar days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such three hundred and sixty five (365)-day period. Upon the failure to timely give such written notice, the Notes shall be immediately subject to acceleration as provided in Section 402. Notwithstanding anything to the contrary in this Indenture or the Notes, this Section 414 shall not affect the rights of Holders in the event of the occurrence of any Event of Default other than an Event of Default relating to the Company’s failure to comply with the Reporting Obligations.

In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

SECTION 415. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

ARTICLE FIVE

THE TRUSTEE

SECTION 501. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform, with respect to Notes, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may, with respect to Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (and need not confirm or investigate the accuracy of calculations or other facts stated therein).

(b) If an Event of Default has occurred and is continuing, the Trustee shall exercise, with respect to the Notes, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this subsection shall not be construed to limit the effect of sub-section (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal or financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 502. Notice of Defaults. Within ninety (90) days after the occurrence of any Event of Default hereunder with respect to the Notes, the Trustee shall send to all Holders of Notes notice of such Event of Default hereunder known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of an Event of Default in the payment of the principal of or interest on, or Conversion Settlement Consideration due upon conversion of, any Note, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

SECTION 503. Certain Rights of Trustee. Subject to the provisions of Section 501:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely upon an Officer’s Certificate and such Officer’s Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default (and stating the occurrence of a default or Event of Default) is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(k) the Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions;

(l) any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or otherwise shall not be construed as a duty;

(m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(n) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

SECTION 504. Not Responsible for Recitals or Issuance of Notes; Calculations. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. The Company shall be responsible for making all calculations and determinations called for under the Notes. The Company shall make all these calculations in good faith and, absent manifest error; the Company’s calculations shall be final and binding on holders of Notes. Upon written request, the Company shall provide a schedule of its calculations to the Trustee. The Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

SECTION 505. Trustee and Other Agents May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 508, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

SECTION 506. Money Held in Trust. Money held by the Trustee or by any Paying Agent (other than the Company if the Company shall act as Paying Agent) in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be liable for interest on any money received by it hereunder except as expressly provided herein or otherwise agreed with the Company.

SECTION 507. Compensation and Reimbursement. The Company agrees

(a) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(c) to indemnify the Trustee, its directors, officers, employees, and agents for, and to hold it harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including claims against the Company).

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except property and funds held in trust for the payment of principal of and any interest on particular Notes.

SECTION 508. Disqualification; Conflicting Interests. If the Trustee has or acquires any “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act of 1939, as amended) respect to the Notes, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in this Indenture.

SECTION 509. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by federal or state authority and qualified and eligible under this Article, provided, however, that, neither the Company nor any Affiliate of the Company or any obligor on the Notes may serve as Trustee of any Notes. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 510. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 511.

(b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 511 has not been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Company may at any time by a Board Resolution remove the Trustee.

(d) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

(e) If at any time:

(1) the Trustee fails to comply with Section 508 with respect to the Notes, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six (6) months, or

(2) the Trustee ceases to be eligible under Section 509 and fails to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee becomes incapable of acting or becomes adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, subject to Section 412, any Holder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(f) If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 511. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee is appointed by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 511, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.

(g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Notes. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(h) All provisions of this Section except subparagraph (d) shall apply also to any Paying Agent located outside the United States and its possessions.

SECTION 511. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph Section 511(a), as the case may be.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 512. Merger, Conversion, Consolidation or Succession to Business. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee without any further act.

SECTION 513. Appointment of Authenticating Agent.

(a) At any time when any of the Notes remain outstanding the Trustee may appoint an Authenticating Agent or Agents (which may include any Person that owns, directly or indirectly, all of the Capital Stock of the Trustee or a corporation that is a wholly owned subsidiary of the Trustee or of such other Person) with respect to the Notes, that shall be authorized to act on behalf of the Trustee to authenticate the Notes issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 211, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than fifty million dollars ($50,000,000) and subject to supervision or examination by federal or state authority in the United States. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided, however, that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that is acceptable to the Company and shall provide notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, as provided in paragraph (a) of this Section. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. An Authenticating Agent appointed pursuant to this Section shall be entitled to rely on Section 213, 504, 505 and 1307.

(d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(e) If an appointment with respect to the Notes is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes issued under the within-mentioned Indenture.

Wilmington Trust, National Association, As Trustee

By:
As Authenticating Agent on behalf of the Trustee

By:
Authorized Officer of Authenticating Agent

Dated:

ARTICLE SIX

REPORTS BY TRUSTEE AND COMPANY

SECTION 601. Reports. (a) The Company shall provide to the Trustee within fifteen (15) calendar days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 601(a) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(b) Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee shall have no responsibility or duty whatsoever to ascertain or determine whether the above referenced filings with the Commission on EDGAR (or any successor system) has occurred.

ARTICLE SEVEN

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 701. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 702, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, all of the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c) the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article Seven.

SECTION 702. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment or delivery, as applicable, of the principal of and accrued and unpaid interest on, and the Conversion Settlement Consideration with respect to, all of the Notes, and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article Seven the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article Seven) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture with respect to the Notes and under the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 801. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into indentures supplemental to this Indenture, or amend the Notes, without the consent of any Holder for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect any Holder (it being understood that the Trustee shall not be responsible for making any determination as to whether or not such change adversely affects any Holder or eliminates any such conflict);

(b) to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture and the Notes pursuant to Article Seven or Section 1006;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the Company’s covenants or to Events of Default for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights under this Indenture of any Holder (it being understood that the Trustee shall not be responsible for making any determination as to whether such adversely affects the rights of any Holder);

(g) to increase the Conversion Rate as provided in this Indenture;

(h) to provide for the issuance of additional Notes solely in accordance with the limitations set forth in this Indenture;

(i) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, to the extent applicable;

(j) to provide for the acceptance of appointment by a successor trustee pursuant to Article Five or to facilitate the administration of the trusts by more than one trustee;

(k) to irrevocably elect a Settlement Method and, if applicable, a Specified Dollar Amount, in each case to the extent this Indenture permits the Company to make such an election with respect to all future Note conversions;

(l) to comply with the Applicable Procedures of the Depositary for the Notes; or

(m) to conform the provisions of this Indenture or the Notes to the “Description of Notes” in the Offering Memorandum, related to the offering of the Notes, as evidenced by an Officer’s Certificate (which Officer’s Certificate shall be delivered to the Trustee).

Upon the written request of the Company, accompanied by (i) a certified copy of resolutions of the Board of Directors authorizing the execution of any such supplemental indenture or such amendment to the Notes; (ii) an Officer’s Certificate; and (iii) an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture, and an Opinion of Counsel in accordance with Section 1302 and stating that such amended or supplemental indenture or amendment will be the legal, valid and binding obligation of the Company in accordance with its terms, the Trustee shall join with the Company in the execution of such supplemental indenture or such amendment, unless such supplemental indenture or amendment affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

Any supplemental indenture or amendment authorized by the provisions of this Article Seven may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 802.

SECTION 802. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article Twelve) of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (determined, for the avoidance of doubt, in accordance with Section 1209 and including consents obtained in connection with a repurchase or Redemption of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders the provisions described in Article Eleven, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(i) make any change in this Article Eight or the Notes that requires each Holder’s consent or in the waiver provisions in Section 402 or Section 411, if such change adversely affects the rights of the Holders.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 1302, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or amendment.

Holders do not need, under this Section 802, to approve the particular form of any proposed supplemental indenture or amendment to the Notes. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture or amendment becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture or amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture or amendment.

SECTION 803. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eight or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 501) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by the terms of this Indenture and that all conditions precedent to the execution thereto have been complied with and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against each of them in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 804. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture or amendment to the Notes pursuant to the provisions of this Article Eight, this Indenture and the Notes shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture and the Notes of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture or amendment shall be and be deemed to be part of the terms and conditions of this Indenture and the Notes for any and all purposes.

SECTION 805. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 1302, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture, and an Opinion of Counsel in accordance with Section 1302 and stating that such supplemental indenture or amendment complies with the requirements of this Article Eight and is permitted or authorized by this Indenture. Such Opinion of Counsel will also state that such supplemental indenture or amendment is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law.

SECTION 806. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may bear a notation as to any matter provided for in such supplemental indenture. If the Company so determines, new Notes so modified as to conform to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, upon receipt of a Company Order, in exchange for outstanding Notes.

SECTION 807. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Holder of each Note affected by such amendment or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.

ARTICLE NINE

COVENANTS

SECTION 901. Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

SECTION 902. Maintenance of Office or Agency.

(a) Register. The Company shall cause to be kept at the office of the Registrar a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 902(b), the “Register”) in which, subject to such reasonable procedures as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.

(b) Paying Agent and Conversion Agent. The Company will maintain an office or agency in the continental United States of America where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, Redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.

(c) Appointment of Co-Agents. The Company may also from time to time designate as co-Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office in the United States of America as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

(d) Initial Designations. The Company hereby designates the Trustee as the initial Paying Agent, Registrar, Custodian, Bid Solicitation Agent and Conversion Agent, and the Corporate Trust Office of the Trustee, or any other office or agency in the United States of America so designated by the Trustee, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 903. Money for Notes Payments to Be Held in Trust. (a) If the Company at any time acts as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of or interest on any of such Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums are paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

(b) Whenever the Company has one or more Paying Agents, it will, on or prior to (and if on, then before 11:00 a.m. (New York City time)) each due date of the principal of and any interest on such Notes, deposit with a Paying Agent a sum sufficient (in immediately available funds, if payment is made on the due date) to pay the principal and any interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any

Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

SECTION 904. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2016) an Officer’s Certificate stating whether or not the signers thereof have knowledge of any Default that occurred during such fiscal year and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within thirty (30) calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof. In the absence of any such notice of Default or Event of Default from the Company and any description of default or Event of Default in such Officer’s Certificate, the Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default.

SECTION 905. Corporate Existence. Subject to Article Seven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

SECTION 906. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 906, that:

(i) it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) or accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Notwithstanding anything to the contrary in this Section 906, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Company’s obligations under the Notes, and its obligations under this Indenture with respect to the Notes, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 906, such sums or amounts to be held by the Trustee upon the trusts herein contained, and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money and shares of Common Stock (or other Reference Property) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, accrued and unpaid interest on, or Conversion Settlement Consideration with respect to, any Note and remaining unclaimed for two years after the same has become due and payable shall be paid or delivered, as applicable, to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust subject to applicable law; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock (or other Reference Property), and all liability of the Company as trustee thereof, shall thereupon cease.

(e) The Company shall be responsible for making calculations called for under the Notes, including determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, Daily Share Cap, accrued interest payable on the Notes, the Conversion Rate and any other amounts due on the Notes. The Company will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide a schedule of such calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the written request of such Holder.

SECTION 907. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 908. Lists of Holders. For so long as there are any Physical Notes, the Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) calendar days after each June 15 and December 15 in each year, beginning with December 15, 2016, and at such other times as the Trustee may request in writing, within thirty (30) calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.

SECTION 909. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 908 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 908 upon receipt of a new list so furnished.

SECTION 910. Rule 144A Information. If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A under the Securities Act. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A under the Securities Act.

SECTION 911. Special Interest.

(a) Accrual of Special Interest.

(i) If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note,

(1) the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or

(2) such Note is not otherwise Freely Tradable,

then Special Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii) In addition, Special Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the tenth (10th) day after the Free Trade Date of such Note.

(b) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 911(a) will be payable on the same dates and in the same manner as the stated interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest, including Additional Interest pursuant to Section 414, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the stated interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest pursuant to Section 414 that accrues on such Note. The accrual of Special Interest will be the exclusive remedy available to Holders for the failure of the Notes to become Freely Tradable.

(c) Notice of Accrual of Special Interest; Trustee’s Disclaimer; Restriction on Acquisition by Affiliates. The Company will send written notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Special Interest accrues on such Note. In addition, if Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof. The Company will use commercially reasonable efforts to prevent any of its Affiliates from acquiring any Note (or any beneficial interest therein).

ARTICLE TEN

CONVERSION OF SECURITIES

SECTION 1001. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article Ten, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions below in Section 1001(b), at any time prior to the Close of Business on the Business Day immediately preceding December 15, 2035, under the circumstances and during the periods set forth in Section 1001(b), and (ii) irrespective of the conditions below in Section 1001(b), on or after December 15, 2035, and at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date into Conversion Settlement Consideration in the manner provided in, and subject to, this Article Ten.

(b) (i) Prior to the Close of Business on the Business Day immediately preceding December 15, 2035, a Holder may surrender all or any portion of its Notes for conversion during any calendar quarter commencing after the calendar quarter ending on June 30, 2016 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than one hundred and thirty percent (130%) of the Conversion Price on each applicable Trading Day.

(ii) Prior to the Close of Business on the Business Day immediately preceding December 15, 2035, a Holder may surrender all or any portion of its Notes for conversion during the five (5) Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection Section 1001(b)(ii), for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day, subject to compliance with the procedures and conditions described below concerning the Bid Solicitation Agent’s obligation to make a Trading Price determination. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection Section 1001(b)(ii) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee). If the Company does not, when required as provided above, instruct the Bid Solicitation Agent (if other than the Company) to determine the Trading Price per $1,000 principal amount of Notes, or if the Company instructs the Bid Solicitation Agent (if other than the Company) to obtain bids, and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

(iii) If, prior to the Close of Business on the Business Day immediately preceding December 15, 2035, the Company elects to:

(1) distribute to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than forty five (45) calendar days after the declaration date for such distribution, to subscribe for or purchase shares of its Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or

(2) distribute to all or substantially all holders of its Common Stock the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least forty five (45) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(iv) If a transaction or event that (x) constitutes a Fundamental Change occurs, (y) constitutes a Make-Whole Fundamental Change occurs or (z) if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets not set forth in (x) and (y) above, in each case prior to the Close of Business on the Business Day immediately preceding December 15, 2035, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 1101, then all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the date that is forty five (45) Scheduled Trading Days prior to the anticipated effective date of the transaction or event (or, if later, the date on which the Company provides notice of such transaction or event) until the earlier of (A) thirty five (35) Trading Days after the actual effective date of such transaction or event or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date, and (B) the second Scheduled Trading Day immediately preceding the Maturity Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than forty five (45) Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least forty five (45) Scheduled Trading Days prior to the anticipated effective date of such transaction, within one (1) Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction; provided, however, that, notwithstanding the foregoing, in no event will the Company be required under this Indenture to provide such notice before the earlier of such time as the Company or the Company’s Affiliates (x) have publicly disclosed or acknowledged the circumstances giving rise to such transaction and (y) are required to publicly disclose under applicable law or the rules of any securities exchange on which the Common Stock is then listed or admitted for trading the circumstances giving rise to such transaction.

(v) If the Company calls any Note for Redemption, then the Holder of such Note may convert such Note at any time before the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

SECTION 1002. Conversion Procedure; Settlement Upon Conversion.

(a) Settlement Method. Upon the conversion of any Note, the Company shall, subject to Section 1002(j), settle such conversion by paying or delivering, as applicable and as provided in this Article Ten, either (A) solely cash (a “Cash Settlement”); (B) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in the proviso to Section 1002(b) (a “Physical Settlement”); or (C) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in the proviso to Section 1002(b) (a “Combination Settlement”). The Company shall have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(i) all conversions of Notes whose Conversion Date occurs on or after December 15, 2035 will be settled using the same Settlement Method, and the Company shall send written notice of such Settlement Method, to the Holders, the Conversion Agent and the Trustee no later than December 15, 2035;

(ii) the Company shall use the same Settlement Method for all conversions of Notes whose Conversion Dates occur on the same day (and, for the avoidance of doubt, the Company shall not be obligated to use the same Settlement Method with respect to conversions of Notes whose Conversion Dates occur on different days, except as provided in clause (i) above);

(iii) if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before December 15, 2035, the Company shall send written notice of such Settlement Method to the Holder of such Note, the Conversion Agent and the Trustee no later no later than the Close of Business on the Trading Day immediately following such Conversion Date;

(iv) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method; and

(v) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note, the Conversion Agent, and the Trustee of the Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be the Capped Combination Settlement Cash Amount;

provided, further, that, notwithstanding anything to the contrary in this Section 1002(a), if the Company calls any Notes for Redemption, then the Company shall specify in the related Redemption Notice the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the Redemption Notice Date and before the related Redemption Date.

(b) Conversion Settlement Consideration. The type and amount of consideration (the “Conversion Settlement Consideration”) due in respect of each $1,000 principal amount of a Note to be converted shall be as follows:

(i) if Physical Settlement applies (or is deemed to apply) to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(ii) if Cash Settlement applies (or is deemed to apply) to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the forty (40) consecutive Trading Days in the Observation Period for such conversion; or

(iii) if Combination Settlement (including Capped Combination Settlement) applies (or is deemed to apply) to such conversion, a settlement amount equal to the sum of the Daily Settlement Amounts for each of the forty (40) consecutive Trading Days in the Observation Period for such conversion;

provided, however, that if the total number of shares of Common Stock to be delivered with respect to the conversion of any Note is not a whole number, then the total number of shares so deliverable shall be rounded down to the nearest whole number and the Company shall deliver cash in lieu of the related fractional share in an amount equal to the product of such fraction and the Daily VWAP on the Conversion Date for such conversion (in the case of Physical Settlement) or the Daily VWAP on the last Trading Day of the Observation Period for such conversion (in the case of Combination Settlement).

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(c) Procedures to Convert a Note. Subject to Section 1002(f), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time (and any instruction to convert transmitted to the Depositary shall be irrevocable) and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 1002(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver a notice (which shall be irrevocable) to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted (which must be an integral multiple of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, and (3) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 1002(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article Ten no later than the Business Day following the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or an Optional Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice or an Optional Repurchase Notice in accordance with Article Eleven.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) Delivery of the Conversion Settlement Consideration. Subject to Section 1003(b), Section 1004(c), Section 1004(e) and Section 1006, the Company shall pay or deliver, as the case may be, the Conversion Settlement Consideration due in respect of the Conversion Obligation of a Note to be converted on the third Business Day immediately following the relevant Conversion Date (if the Company elects Physical Settlement) or on the third Business Day immediately following the last Trading Day of the relevant Observation Period (in the case of any other Settlement Method); provided, however, that with respect to any Conversion Date occurring on or after December 15, 2035, settlement will occur on the Maturity Date. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation. For the avoidance of doubt, neither the Conversion Agent nor the Trustee shall have any responsibility for the issuance of shares of Common Stock by the Company.

(e) Partial Conversions. In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in Authorized Denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(f) Taxes. If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(g) Conversion of Global Notes. Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Treatment and Payment of Interest upon Conversion. Upon conversion of a Note, the Holder of such Note shall not receive any separate cash payment for accrued and unpaid interest, if any, on such Note, except as set forth below. The Company’s settlement of the related Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of such Note and accrued and unpaid interest, if any, on such Note to, but not including, the relevant Conversion Date. As a result, except as set forth below, accrued and unpaid interest, if any, to, but, not including, such Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the Close of Business on a Regular Record Date, Holders of such Notes as of the Close of Business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period after the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable, on such Interest Payment Date, on the Notes so converted; provided, however, that no such payment shall be required (1) for conversions after the Close of Business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has called the Notes for Redemption; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes. Therefore, for the avoidance of doubt, all Holders of record as of the Close of Business on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) Record Holders of Shares Due upon Conversion. If any Note is converted, the Person in whose name the certificate for any shares of Common Stock deliverable upon such conversion is to be registered shall be treated as a stockholder of record of such shares as of the Close of Business on the relevant Conversion Date (in the case of Physical Settlement) or as of the Close of Business on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) Capped Combination Settlement. The Company will use its reasonable best efforts to obtain the Requisite NASDAQ Stockholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. The Company shall be deemed to have obtained the Requisite NASDAQ Stockholder Approval if, due to any amendment or binding change in the interpretation of the applicable NASDAQ listing standards, such stockholder approval is no longer required for the Company to settle all conversions of the Notes by Physical Settlement. The Company will promptly notify Holders if it obtains (or is deemed to have obtained) the Requisite NASDAQ Stockholder Approval. Notwithstanding anything to the contrary in this Indenture or the Notes, unless and until the Company obtains the Requisite NASDAQ Stockholder Approval, the Company is prohibited from electing Physical Settlement or Combination Settlement; provided, however, that, before the Company has obtained the Requisite NASDAQ Stockholder Approval, the Company will be permitted to elect Capped Combination Settlement.

SECTION 1003. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date of a Make-Whole Fundamental Change occurs on or prior to June 15, 2021 and a Holder elects to convert any Note “in connection with” (as defined below) such Make-Whole Fundamental Change, the Company shall, under the circumstances set forth below, increase the Conversion

Rate applicable to such Note by a number of additional shares of Common Stock (the “Additional Shares”), as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the applicable Conversion Date occurs during the period when the Notes are convertible on account of such Make-Whole Fundamental Change in accordance with the provisions described in Section 1001(b)(iv).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to this Section 1003, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 1002 (subject, for the avoidance of doubt, to subject to Section 1002(j)) based on the Conversion Rate as increased to reflect the Additional Shares pursuant to this Section 1003; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the applicable Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify the Holders of Notes (with a copy to the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 1004.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 1003 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$8.62	$10.00	$12.00	$15.00	$21.00	$30.00	$40.00	$50.00	$60.00	$80.00
June 2, 2016	23.2018	17.8750	13.1058	9.1453	5.4776	3.1280	1.8480	1.1166	0.6607	0.1709
June 15, 2017	23.2018	16.4940	11.5958	7.8140	4.5943	2.6247	1.5543	0.9390	0.5552	0.1466
June 15, 2018	23.2018	14.9850	9.8617	6.2973	3.6190	2.0760	1.2348	0.7468	0.4398	0.1113
June 15, 2019	23.2018	13.2180	7.7167	4.5027	2.5295	1.4647	0.8770	0.5318	0.3122	0.0738
June 15, 2020	23.2018	10.9010	4.7800	2.3560	1.3233	0.7797	0.4713	0.2876	0.1687	0.0356
June 15, 2021	23.2018	7.1930	0.1158	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table above, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $80.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $8.62 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased pursuant to this Section 1003 to exceed 116.0092 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 1004.

(f) Nothing in this Section 1003 shall prevent an adjustment to the Conversion Rate pursuant to Section 1004 in respect of a Make-Whole Fundamental Change. For these purposes, if the Conversion Rate is to be adjusted in connection with a Make-Whole Fundamental Change pursuant to both Section 1004 and this Section 1003 with respect to any Note, then the adjustment pursuant to Section 1004 shall be effected before any adjustment pursuant to this Section 1003.

SECTION 1004. Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if each Holder participates

(other than in the case of a stock split or stock combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 1004, without having to convert its Notes, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Company effects a stock split or stock combination, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date, as applicable;

OS0 = the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination, as applicable.

Any adjustment made under this Section 1004(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such stock split or stock combination, as applicable. If any dividend, distribution, stock split or stock combination of the type described in this Section 1004(a) is declared but not so paid or made, the Conversion Rate shall be immediately re-adjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or effect such stock split or stock combination to the Conversion Rate that would then be in effect if such dividend or distribution or stock split or stock combination had not been declared or announced.

(b) If the Company distributes to all or substantially all holders of Common Stock any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan) entitling them, for a period of not more than forty five (45) calendar days after the declaration date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X =	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date of the distribution of such rights, options or warrants.

Any increase made under this Section 1004(b), and for the purpose of Section 1001(b)(iii)(1), will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be re-adjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be re-adjusted to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For the purpose of this Section 1004(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share price that is less than such average of the Last Reported Sale Prices for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date of such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

(i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 1004(a) or Section 1004(b)

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 1004(d); and

(iii) Spin-Offs as to which the provisions set forth below in this Section 1004(c) shall apply,

then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	SP0
SP0 – FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 1004(c) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be re-adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared or on the basis of the rights, options or warrants actually exercised before their expiration date, as applicable. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of such Capital Stock, evidences of indebtedness, other assets, property, rights, options or warrants that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such distribution.

With respect to an adjustment pursuant to this Section 1004(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or equity interest is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such Spin-Off;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references in such definition to the Common Stock were instead to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of such Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any increase to the Conversion Rate under the preceding paragraph will be calculated as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect as of immediately after the Open of Business on the Ex-Dividend Date of the Spin-Off. Notwithstanding the foregoing, (i) if the Conversion Settlement Date for a Note whose conversion is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the Valuation Period and any Trading Day in the Observation Period for such Note occurs on any Trading Day within the Valuation Period, then, solely for purposes of determining the Conversion Settlement Consideration due upon such conversion, the Valuation Period shall be deemed to be the period from, and including, the Ex-Dividend Date of the Spin-Off to, and including, the last Trading Day in such Observation Period; and (ii) if the conversion settlement day for a Note whose conversion is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in the Valuation Period and the Conversion Date for such Note occurs on any Trading Day within the Valuation Period, then, solely for purposes of determining the Conversion Settlement Consideration due upon such conversion, the Valuation Period shall be deemed to be the period from, and including, the Ex-Dividend Date of the Spin-Off to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day). Because the Company will make the adjustment to the Conversion Rate with retroactive effect, the Company will delay the settlement of any conversion of Notes where the Conversion Date (in the case of Physical Settlement) or any Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Valuation Period until the third Business Day after the last day of the Valuation Period. If any distribution of the type described in this Section 1004(c) is declared but not so made, the Conversion Rate shall be immediately re-adjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.

(d) If any cash dividend or distribution is made to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 – C

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company dividends or distributes to holders of the Common Stock.

Any increase to the Conversion Rate made pursuant to this Section 1004(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for the dividend or distribution triggering such adjustment. If such dividend or distribution is not so paid, the Conversion Rate shall be re-adjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased or exchanged in such tender or exchange offer;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of the Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 1004(e) will be calculated as of the Close of Business on the last Trading Day of the Averaging Period but will be given effect as of immediately after the Close of Business on the Expiration Date. Notwithstanding the foregoing, (i) if the Conversion Settlement Date for a Note whose conversion is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the Averaging Period and any Trading Day in the Observation Period for such Note occurs on any Trading Day within the Averaging Period, then, solely for purposes of determining the Conversion Settlement Consideration due upon such conversion, the Averaging Period shall be deemed to be the period from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day in such Observation Period; and (ii) if the conversion settlement day for a Note whose conversion is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in the Averaging Period and the Conversion Date for such Note occurs on any Trading Day within the Averaging Period, then, solely for purposes of determining the Conversion Settlement Consideration due upon such conversion, the Averaging Period shall be deemed to be the period from, and including, the Trading Day next succeeding the Expiration Date to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day). Because the Company will make the adjustment to the Conversion Rate with retroactive effect, the Company will delay the settlement of any conversion of Notes where the Conversion Date (in the case of Physical Settlement) or any Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Averaging Period until the third Business Day after the last day of the Averaging Period.

(f) Subject to the applicable listing standards of The NASDAQ Global Select Market, the Company may (but is not required to) increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Subject to the applicable listing standards of The NASDAQ Global Select Market, the Company also may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Notwithstanding anything to the contrary in this Section 1004, in the case of any conversion of a Note to which Combination Settlement applies, on any Trading Day during the Observation Period for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such Trading Day, or if any conversion of a Note occurs to which Physical Settlement applies, and, in either case:

(i) the Record Date for any issuance, dividend or distribution, the Effective Date for any stock split or combination or the Expiration Date for any tender or exchange offer by the Company that, in each case, would require an adjustment to the Conversion Rate under clauses (a) through (e), inclusive, of this Section 1004 occurs prior to the Company’s delivery of such shares of the Common Stock to the converting Holder;

(ii) the applicable Conversion Rate for such Trading Day (in the case of Combination Settlement) or the related Conversion Date (in the case of Physical Settlement) will not reflect such adjustment; and

(iii) the shares that the Company will deliver to the converting Holder with respect of such Trading Day (in the case of Combination Settlement) or with respect to such conversion (in the case of Physical Settlement) are not entitled to participate in the relevant event (because the converting Holder is not treated as the record Holder of such shares on the related Record Date, Effective Date, Expiration Date or otherwise), then the Company will adjust the number of shares that the Company delivers to such Holder as part of the Daily Settlement Amount for such Trading Day in a manner that, in the Company’s good faith, reasonable judgment, appropriately reflects the relevant distribution, transaction or event.

(h) Notwithstanding anything to the contrary in this Indenture or the Notes, in respect of any Physical Settlement or Combination Settlement, if any adjustment to the Conversion Rate set forth in clauses (a) through (e), inclusive, of this Section 1004 becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes would:

(i) receive shares of the Common Stock based on the Conversion Rate as so adjusted (in the case of Physical Settlement) or receive shares of the Common Stock on account of any Trading Day in the relevant Observation Period based on the Conversion Rate as so adjusted (in the case of Combination Settlement); and

(ii) be a record holder of such shares of the Common Stock on the Record Date for the dividend, distribution or other event giving rise to the adjustment,

then, in lieu of receiving shares of Common Stock at such adjusted Conversion Rate, such Holder shall receive a number of shares of the Common Stock based on the unadjusted Conversion Rate and will participate in the related dividend, distribution or other event giving rise to the adjustment.

(i) Notwithstanding anything to the contrary in this Indenture or the Notes to the contrary, if the application of the adjustments set forth in clauses (a) through (e), inclusive, of this Section 1004 would result in a decrease in the Conversion Rate, then no adjustment to the Conversion Rate shall be made (other than as a result of a stock combination pursuant to Section 1004(a) or the reversal of an increase to the Conversion Rate where the relevant event did not occur, as expressly specified in this Indenture).

(j) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities (including as consideration for a merger, purchase or similar transaction).

(k) Notwithstanding anything to the contrary in this Article Ten, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under Section 1004(e);

(v) solely for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

All calculations and other determinations under this Article Ten shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

The Company shall not be required to make an adjustment pursuant to clauses (a) through (e) of this Section 1004 unless such adjustment would result in a change of at least one percent (1%) of the then effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) annually on June 15 of each year, (ii) in connection with any subsequent adjustment to the Conversion Rate that, together with all carried-forward adjustments, would constitute a change of at least one percent (1%) in the then-effective Conversion Rate and (iii) (x) on the Conversion Date for any Notes (in the case of Physical Settlement) and (y) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement).

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 1004, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

SECTION 1005. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values or Daily Settlement Amounts are to be calculated.

SECTION 1006. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of the Common Stock),

(ii) any consolidation or merger involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (such stock, other securities, other property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such transaction, a “Reference Property Unit”) (and any such recapitalization, reclassification, change, consolidation, merger, sale, lease, transfer or exchange, a “Share Exchange Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which will be permitted under Section 801(f), Section 801(f) or Section 801(g)) providing that, at and after the effective time of such Share Exchange Event, the right to convert a Note into cash and/or shares of Common Stock shall be changed into the right to convert such Note into cash and/or Reference Property Units; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 1002 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 1002 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 1002 shall instead be deliverable in Reference Property Units and (III) the Daily VWAP shall be calculated based on the value of a Reference Property Unit. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit will be deemed to be (i) the weighted average, per share of Common Stock, of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. If the holders of Common Stock receive only cash in such Share Exchange Event, then for all conversions of Notes that occur after the effective date of such Share Exchange Event, (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall, for the avoidance of doubt, be solely cash in an amount equal to the Conversion Rate in effect on the applicable Conversion Date (as, for the avoidance of doubt, may be increased pursuant to Section 1003), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (ii) the Company shall satisfy its Conversion Obligations by paying cash to converting Holders on the third Business Day immediately following the applicable Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the composition of the Reference Property Unit as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article Ten. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article Eleven.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 1006, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind and amount of Reference Property constituting the Reference Property after the relevant Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Register provided for in this Indenture, within twenty (20) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 1006. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock (or other Reference Property) or a combination of cash and shares of Common Stock (or other Reference Property), as applicable, as set forth in Section 1001 and Section 1002 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

SECTION 1007. Certain Covenants.

(a) The Company covenants that any shares of Common Stock issued upon conversion of Notes will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes (other than taxes payable by a Holder pursuant to Section 1002(f) and taxes payable, paid or withheld by the Company or other withholding agent pursuant to Section 1301), liens and charges with respect to the issue thereof.

(b) The Company covenants that if at any time the Common Stock shall be listed on any national securities exchange or quoted on any automated quotation system, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or so quoted on such automated quotation system, any Common Stock issuable upon conversion of the Notes.

(c) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are converted (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder, that Physical Settlement is applicable and that the maximum increase to the Conversion Rate pursuant to Section 1003 applies).

SECTION 1008. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Ten. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 1006 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such

Section 1006 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 501, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Conversion Agent (if other than the Company or an Affiliate of the Company) shall have the same protection under this Section 1008 as the Trustee. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 1001(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent notice thereof with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent as soon as reasonably practicable (i) after the occurrence of any such event or at such other times as shall be provided for in Section 1001(b) and (ii) as the Conversion Agent may request from time to time.

SECTION 1009. Stockholder Rights Plans. If the Company has a stockholder rights plan in effect at the time any Conversion Settlement Consideration is payable or deliverable, as applicable, upon conversion of any Notes, then each share of Common Stock, if any, so deliverable shall be accompanied with such number of rights as would be accompanied by such shares pursuant to such rights plan if such shares were issued in the circumstances set forth in such rights plan as would entitle such shares to be so accompanied by such rights. However, if prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, then in such case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities as provided in Section 1004(c), subject to re-adjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE ELEVEN

REPURCHASE OF SECURITIES AT OPTION OF HOLDERS AND REDEMPTION

SECTION 1101. Repurchase at Option of Holders Upon a Fundamental Change.

(a) Generally.

(i) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days or more than thirty five (35) Business Days following the date of the Fundamental Change Company Notice (or, if the Company fails to specify a Fundamental Change Repurchase Date, the thirty fifth

(35th) Business Day following the date of the Fundamental Change Company Notice) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay, on such Interest Payment Date, the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article Eleven.

(ii) Repurchases of Notes under this Section 1101 shall be made, at the option of the Holder thereof, upon:

(1) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) substantially in the form set forth in the form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(2) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice but on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures , in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor;

provided, however, that if such Notes are represented by Global Notes, the Holder thereof must comply with the Applicable Procedures.

(iii) The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(1) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(2) the portion of the principal amount of Notes to be repurchased, which must be an Authorized Denomination; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 1101 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1101(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(iv) On or before the tenth (10th) calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes, the Conversion Agent, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the resulting Fundamental Change Repurchase Right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(1) the events causing the Fundamental Change;

(2) the effective date of the Fundamental Change;

(3) the last date on which a Holder may exercise the Fundamental Change Repurchase Right pursuant to this Article Eleven;

(4) the Fundamental Change Repurchase Price;

(5) the Fundamental Change Repurchase Date;

(6) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(7) the Conversion Rate and, if applicable, any adjustments to the Conversion Rate resulting from such Fundamental Change;

(8) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(9) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 1101.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(v) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(vi) Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase Notes pursuant to this Article Eleven if a Person other than the Company makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer to repurchase Notes pursuant to this Article Eleven made by the Company and such Person purchases all Notes properly tendered and not validly withdrawn under its offer in the same manner as the Company would have been required pursuant to this Article Eleven.

(b) Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 1101(b) at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be in an Authorized Denomination;

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures.

(c) Deposit of Fundamental Change Repurchase Price.

(i) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 906(b)) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 1101) and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 1101 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(ii) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (x) such Notes will cease to be outstanding, (y) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), except as otherwise provided herein and (z) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or, to the extent provided herein, interest due on such Note on the next Interest Payment Date).

(d) Partial Repurchases. Upon surrender of a Note that is to be repurchased in part pursuant to this Section 1101, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the un-repurchased portion of the Note surrendered.

(e) Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to this Section 1101, the Company will, if required:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(ii) file a Schedule TO or any other required schedule under the Exchange Act; and

(iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Section 1101 to be exercised in the time and in the manner specified in this Section 1101.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1101 by virtue of such conflict.

SECTION 1102. Right of the Company to Redeem the Notes.

(a) No Right to Redeem Before June 15, 2021. The Company may not redeem the Notes at its option at any time before June 15, 2021.

(b) Right to Redeem the Notes on or after June 15, 2021. Subject to the terms of this Section 1102, the Company has the right, at its election, to redeem all, or any portion in Authorized Denominations, of the Notes, at any time and from time to time, on a Redemption Date on or after June 15, 2021, for a cash purchase price equal to the Redemption Price.

(c) Redemption Prohibited in Certain Circumstances. Notwithstanding the foregoing, no Notes may be redeemed by the Company pursuant to this Section 1102 on any Redemption Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled.

(d) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty five (65), nor less than forty five (45), Scheduled Trading Days after the Redemption Notice Date for such Redemption.

(e) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on such Redemption Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price paid to the redeeming Holder will be the principal amount of such Note being redeemed and will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date.

(f) Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses containing the information set forth in the Redemption Notice and post the same on the Company’s website.

Such Redemption Notice must state:

(i) that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the second Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption;

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before such Redemption Date; and

(viii) the procedures that Holders must follow to require the Company to repurchase their Notes.

At the Company’s written request, given at least five (5) Business Days prior to the Redemption Notice Date, the Trustee shall give such Redemption Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Redemption Notice shall be prepared by the Company.

(g) Selection, Conversion and Transfer of Notes to be Redeemed in Part. If less than all Notes then outstanding are called for Redemption, then:

(i) the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Company considers fair and appropriate; and

(ii) if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(h) Payment of the Redemption Price.

(i) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 906(b)) on or prior to 11:00 a.m., New York City time, on the Redemption Date an amount of money sufficient to repurchase all of the Notes to be redeemed at the appropriate Redemption Price. Subject to receipt of funds or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for Redemption will be made on the later of (x) the Redemption Date with respect to such Note and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(ii) If by 11:00 a.m. New York City time, on the Redemption Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then, with respect to Notes that have been properly surrendered for Redemption, (x) such Notes will cease to be outstanding, (y) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), except as otherwise provided herein and (z) all other rights of the Holders of such Notes will terminate (other than the right to receive the Redemption Price or, to the extent provided herein, interest due on such Note on the next Interest Payment Date).

(i) Partial Redemptions. Upon surrender of a Note that is to be redeemed in part pursuant to this Section 1102, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the un-redeemed portion of the Note surrendered.

SECTION 1103. Right of Holders to Require the Company to Repurchase Notes on the Optional Repurchase Dates.

(a) Right of Holders to Require the Company to Repurchase Notes on each the Optional Repurchase Date. Subject to the terms of this Section 1103, each Holder will have the right (the “Optional Repurchase Right”) to require the Company to repurchase such Holder’s

Notes (or any portion thereof in an Authorized Denomination) on each of June 15, 2021, June 15, 2026 and June 15, 2031 (each, an “Optional Repurchase Date”) for a cash purchase price equal to the Optional Repurchase Price. Notwithstanding anything to the contrary in this Section 1103, the Company will not be required to offer or effect any Optional Repurchase, and Holders will not have an Optional Repurchase Right, if the Company has called all then-outstanding Notes for Redemption prior to the applicable Optional Repurchase Date.

(b) Repurchase Prohibited in Certain Circumstances. Notwithstanding the foregoing, no Notes may be repurchased by the Company on any Optional Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Optional Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Optional Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Optional Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(c) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase Notes pursuant to this Section 1103 if a Person other than the Company makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer to repurchase Notes pursuant to this Section 1103 made by the Company and such Person purchases all Notes properly tendered and not validly withdrawn under its offer in the same manner as the Company would have been required pursuant to this Section 1103.

(d) Payment of Interest Due on an Optional Repurchase Date. For the avoidance of doubt, the Company’s repurchase of any Notes on an Optional Repurchase Date will not affect the Company’s obligation to pay the interest otherwise due on such Notes on such date to the Holders of such Notes at the Close of Business on the preceding Regular Record Date.

(e) Optional Repurchase Date Notice. No less than twenty (20), nor more than thirty five (35), Business Days before each Optional Repurchase Date, the Company will (x) send to each Holder (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice (a “Optional Repurchase Date Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Optional Repurchase Date Notice.

Such Optional Repurchase Date Notice must state:

(i) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 1103, including the deadline for exercising the Optional Repurchase Right with respect to such Optional Repurchase Date and the procedures for submitting and withdrawing an Optional Repurchase Notice,

(ii) such Optional Repurchase Date;

(iii) the Optional Repurchase Price and that the Holder of any Note at the Close of Business on the Regular Record Date immediately before such Optional Repurchase Date will be entitled to receive, on the Interest Payment Date falling on such Optional Repurchase Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) the Conversion Rate in effect on the date of such Optional Repurchase Date;

(vi) that Notes for which an Optional Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Optional Repurchase Price; and

(vii) that Notes (or any portion thereof) that are subject to an Optional Repurchase Notice that has been duly tendered may be converted (if otherwise then convertible pursuant to Article Ten) only if such Optional Repurchase Notice is withdrawn in accordance with this Indenture.

Neither the failure to deliver an Optional Repurchase Date Notice nor any defect in an Optional Repurchase Date Notice will limit the Optional Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Optional Repurchase.

(f) Procedures to Exercise the Optional Repurchase Right.

(i) Delivery of Optional Repurchase Notice and Notes to Be Repurchased. To exercise its Optional Repurchase Right with respect to an Optional Repurchase Date for a Note, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before such Optional Repurchase Date (or such later time as may be required by law), a duly completed, written Optional Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Optional Repurchase Notice that it receives.

(ii) Contents of Optional Repurchase Notices. Each Optional Repurchase Notice with respect to a Note must state:

(1) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(2) the portion of the principal amount of Notes to be repurchased, which must be an Authorized Denomination; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

(iii) Withdrawal of Optional Repurchase Notice. A Holder that has delivered an Optional Repurchase Notice with respect to a Note for an Optional Repurchase Date may withdraw such Optional Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before such Optional Repurchase Date. Such withdrawal notice must state:

(1) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be in an Authorized Denomination;

(2) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(3) the principal amount of such Note, if any, that remains subject to such Optional Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures.

(g) Payment of the Optional Repurchase Price.

(i) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 906(b)) on or prior to 11:00 a.m., New York City time, on each Optional Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the Optional Repurchase Price. Subject to receipt of funds or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding such Optional Repurchase Date) will be made on the later of (x) such Optional Repurchase Date (provided the Holder has satisfied the conditions in this Section 1103) and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 1103 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Optional Repurchase Price.

(ii) If by 11:00 a.m. New York City time, on any Optional Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Optional Repurchase Date, then, with respect to Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (x) such Notes will cease to be outstanding, (y) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), except as otherwise provided herein and (z) all other rights of the Holders of such Notes will terminate (other than the right to receive the Optional Repurchase Price or, to the extent provided herein, interest due on such Note on the next Interest Payment Date).

(h) Partial Repurchases. Upon surrender of a Note that is to be repurchased in part pursuant to this Section 1103, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the un-repurchased portion of the Note surrendered.

(i) Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to this Section 1103, the Company will, if required:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(ii) file a Schedule TO or any other required schedule under the Exchange Act; and

(iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Section 1103 to be exercised in the time and in the manner specified in this Section 1103.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes on any Optional Repurchase Date, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1103 by virtue of such conflict.

ARTICLE TWELVE

CONCERNING THE HOLDERS

SECTION 1201. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company solicits the taking of any action by the Holders of the Notes, the Company may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

SECTION 1202. Proof of Execution by Holders. Subject to the provisions of Article Five, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee.

SECTION 1203. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

SECTION 1204. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Optional Repurchase Date, Redemption Date or Maturity Date is not a Business Day (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Fundamental Change Repurchase Date, Optional Repurchase Date, Redemption Date or Maturity Date and solely for purposes of this Section, shall also not include days in which the office where the place of payment in the continental United States is authorized or required by law to close), then such Interest Payment Date, Fundamental Change Repurchase Date, Optional Repurchase Date, Redemption Date or Maturity Date, as applicable, will not be postponed but any action (which shall be limited to solely any payment action in the case the immediately preceding parenthetical applies) to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay.

SECTION 1205. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

SECTION 1206. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

SECTION 1207. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 1208. Who Are Deemed Absolute Owners. The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Note shall be registered upon the Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 212) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

SECTION 1209. Company-Owned Notes Disregarded. Subject to the last sentence of Section 215, in determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by an Affiliate of the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 1209 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an

Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Article Five, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

SECTION 1210. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 1201, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 1202, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE THIRTEEN

MISCELLANEOUS PROVISIONS

SECTION 1301. Tax Withholding. The Company or any other withholding agent is permitted to withhold, or backup withhold, from interest and payments upon conversion, redemption or maturity of the Notes, any amounts the Company or other withholding agent is required to withhold or backup withhold by law. If the Company or other withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner, the Company or other withholding agent may, at its option, set off any such payment against payments of cash and Common Stock payable on the Notes (or, in some circumstances, against any payments on the Common Stock) or sales proceeds.

SECTION 1302. Compliance Certificates and Opinions. (a) Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 904) shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1303. Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate, statement or opinion of an Authorized Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or an Opinion of Counsel, or representations by counsel. Any such certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an Authorized Officer or Authorized Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company. Any certificate, statement or opinion of an Authorized Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate, statement or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company. Any certificate, statement or opinion of, or representations by, any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1304. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

SECTION 1305. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being sent postage prepaid by registered or certified mail addressed (until another address is filed by the Company with the Trustee) to Renewable Energy Group, Inc., 416 South Bell Avenue, Ames, Iowa 50010, Attention: Chief Financial Officer, with a copy (which shall not constitute notice) to Pillsbury Winthrop Shaw Pittman LLP, Four Embarcadero Center, 22nd Floor, San Francisco, California 94111, Attention: Blair W. White. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee, addressed to the Corporate Trust Office or sent electronically in PDF format.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Register and shall be sufficiently given to it if so mailed within the time prescribed; provided, however, that notices given to Holders holding Notes in book-entry form may be given electronically through the facilities of the Depository.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 1306. No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 1307. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1308. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 1309. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1310. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 1311. Governing Law; Submission to Jurisdiction. THIS INDENTURE AND EACH SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 1312. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1313. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, executive order, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

RENEWABLE ENERGY GROUP, INC.

By	/s/ Daniel J. Oh
	Name:	Daniel J. Oh
	Title:	Chief Executive Officer

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[FORM OF GLOBAL SECURITY LEGEND]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FORM OF NON-AFFILIATE LEGEND]

[NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.]

[FORM OF RESTRICTED NOTE LEGEND]

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.1

[1]	This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 208 of the within-mentioned Indenture.

RENEWABLE ENERGY GROUP, INC.

4.00% Convertible Senior Note due 2036

No. [ ]	Initially $[ ]
CUSIP No. [ ][2]

Renewable Energy Group, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.], or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]3 [of $[            ] ([            ] U.S. dollars)]4, and interest thereon as set forth below.

This Note shall accrue interest at the rate of 4.00% per year from, and including, [            ], or from the most recent date for which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2016, to Holders of record at the Close of Business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest and Special Interest will be payable in the circumstances forth in Section 414 and Section 911 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note herein shall be deemed to include Additional Interest and Special Interest, if, in such context, Additional Interest or Special Interest is, was or would be payable pursuant to Section 414 and Section 911 of the Indenture, and any express mention of the payment of Additional Interest in any provision herein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 212(c) of the within-mentioned Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such

[2]	This Note will be deemed to be identified by CUSIP No. [ ] and ISIN No. [ ] from and after such time when the Company delivers, pursuant to Section 208 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.
[3]	Include for a Global Note.
[4]	Include for a Physical Note.

Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern to the extent of such conflict.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually upon receipt of a Company Order or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

RENEWABLE ENERGY GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes issued pursuant to the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

RENEWABLE ENERGY GROUP, INC.

4.00% Convertible Senior Note due 2036

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.00% Convertible Senior Notes due 2036 (the “Notes”), issued under and pursuant to an Indenture (the “Indenture”), dated as of June 2, 2016, between the Company and Wilmington Trust, National Association (the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture. In the event of any inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

In the event of certain Events of Default (other than an Event of Default specified in Section 401(h) or Section 401(i) of the Indenture with respect to the Company) shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee (by notice to the Company) or by Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding (by notice to the Company and the Trustee), and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Optional Repurchase Price or the Redemption Price on the relevant Fundamental Change Repurchase Date, Optional Repurchase Date or Redemption Date, as applicable, and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures modifying the terms of the Indenture and the Notes as set forth therein. The Indenture also provides that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price, if applicable) of, accrued and unpaid interest on, and the Conversion Settlement Consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money set forth in the Indenture.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company provided in the manner set forth in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other Authorized Denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on each Optional Repurchase Date for cash in the manner, and subject to the terms, set forth in Section 1103 of the Indenture.

The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 1102 of the Indenture.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, subject to conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE OF EXCHANGES OF NOTES5

RENEWABLE ENERGY GROUP, INC.

4.00% Convertible Senior Notes due 2036

The initial principal amount of this Global Note is $[        ] ([        ] U.S. dollars). The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[5]	Include for a Global Note.

NOTICE OF CONVERSION

To: Renewable Energy Group, Inc.

To: Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Renewable Energy Group, Inc. Administrator.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 1002(e) and Section 1002(f) of the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: Renewable Energy Group, Inc.

To: Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Renewable Energy Group, Inc. Administrator.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Renewable Energy Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 1101 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased by the Company (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

OPTIONAL REPURCHASE NOTICE

To: Renewable Energy Group, Inc.

To: Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Renewable Energy Group, Inc. Administrator.

The undersigned registered owner of this Note hereby requests and instructs Renewable Energy Group, Inc. (the “Company”) to pay to the registered holder hereof in accordance with Section 1103 of the Indenture referred to in this Note the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, on (check one):

☐ June 15, 2021	☐ June 15, 2026	☐ June 15, 2031

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased by the Company (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT AND TRANSFER FORM

Wilmington Trust, National Association

as Trustee and Registrar

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Renewable Energy Group, Inc. Administrator

Fax No.: 612-217-5651

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

TRANSFEROR ACKNOWLEDGEMENT

If the within Note bears a Restricted Note Legend, the undersigned certifies that, with respect to $             principal amount of the within Note presented or surrendered on the date hereof (the “Surrendered Note”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “Transfer”), that such Transfer complies with the Restricted Note Legend for the reason checked below (check one):

1. ☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2. ☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3. ☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4. ☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGEMENT

The undersigned represents that it is purchasing the Surrendered Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the Surrendered Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B

RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT:

(1)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(2)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(3)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(4)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(5)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (3), (4) OR (5) ABOVE, THE COMPANY AND ITS TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B-1